A&P

fresh thinking since 1859

Pathmark

the great atlantic & pacific tea co., inc.

The New A&P
Creating Shareholder Value
Acquisition of Pathmark Stores,Inc.
March 5, 2007

fresh thinking since 1859
This presentation contains forward-looking statements about the future performance of A&P and Pathmark, which are based on
management’s assumptions and beliefs in light of the information currently available to it. A&P and Pathmark assume no obligation to update the information contained herein. These forward-looking statements are subject to uncertainties and other factors that could cause actual results to differ materially from such statements including, but not limited to: statements about the anticipated closing of the merger and the expected future business and financial performance of A&P and Pathmark resulting from and following the merger; competitive practices and pricing in the food industry generally and particularly in A&P’s and Pathmark’s principal markets;
A&P’s and Pathmark’s relationships with their employees and the terms of future collective bargaining agreements; the costs and other effects of legal and administrative cases and proceedings; the nature and extent of continued consolidation in the food industry; changes in the financial markets which may affect A&P’s and Pathmark’s cost of capital and the ability of A&P and Pathmark to access capital; supply or quality control problems with A&P’s and Pathmark’s vendors; and
changes in economic conditions which affect the buying patterns of
A&P’s and Pathmark’s customers.

fresh thinking since 1859
Transaction Overview
▪
A&P has reached an agreement to acquire
Pathmark Stores, Inc.
▪
Total consideration of $1.3 billion to be paid in
cash, A&P stock and debt
▪
All financing commitments are in place
▪
Integration synergies of $150 million are
expected within 2 years
▪
The Boards of Directors of A&P and Pathmark
have approved the transaction

fresh thinking since 1859
Transaction Overview
▪
Pro forma, A&P shareholder base will be
comprised of:
•
40.9%Existing A&P public shareholders
•
44.8% Tengelmann Group
•
  9.0%Existing Pathmark public shareholders
•
  5.3% Yucaipa Companies
▪
Expected to close in 2nd half of fiscal year
2007
•
Subject to Federal and State Regulatory review
•
Subject to A&P and Pathmark Stockholder approval

fresh thinking since 1859
Transaction Rationale
  A&P – Pathmark combination is strategically compelling
▪
Improves cost structure and enhances ability to
better compete in fragmented Northeast
market
▪
Creates attractive portfolio of real estate and
store locations
▪
Improved financial profile
•
$11 billion of combined revenues
•
EBITDA margins expected to double following
implementation of the integration plan
•
Expected annualized synergies of approximately
$150 million within 2 years

fresh thinking since 1859
Transaction Rationale
  A&P – Pathmark combination is strategically compelling
▪
Strong Infrastructure
•
Information systems and a supply chain already
capable of handling additional stores
•
Leverage programs, best practices, management
capabilities across larger store network to improve
profitability through cost savings and sales growth
▪
Combined company likely to achieve greater
value creation than standalone businesses
▪
Combined company will be well positioned to
compete vigorously in the dynamic food and
consumables market in the Northeast

551
410
141
New A&P
A&P
Pathmark

$10,823
$6,850
$3,973
New A&P
A&P
Pathmark

$423
$150
$158
$115
New A&P *
Synergies
A&P
Pathmark

3.9%
2.9%
2.3%
New A&P *
Pathmark
A&P

Stores
LTM Sales   (in millions)
Source:  A&P management and public filings
* Includes synergies
LTM EBITDA   (in millions)
LTM EBITDA Margin
Pro Forma Transaction Impact

fresh thinking since 1859
Next Steps
▪
Federal and State Regulatory approval
▪
A&P and Pathmark Stockholder approval
▪
Integration Planning between A&P and
Pathmark management teams
▪
Expected to close in 2nd half of fiscal year
2007

The New A&P
Creating Shareholder Value
Acquisition of Pathmark Stores,Inc.